UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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UNITED STATES CELLULAR CORPORATION
(Name of Registrant as Specified In Its Charter)

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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

October 15, 2014

Dear Fellow Shareholders:

        You are cordially invited to attend a Special Meeting of shareholders of United States Cellular Corporation, which we refer to as "U.S. Cellular", to be held on Monday, November 10, 2014, at 8:00 a.m., Chicago time, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois, which we refer to as the "Special Meeting."

        The formal notice of the meeting and our Board of Directors' Proxy Statement is enclosed. At the Special Meeting, shareholders are being asked to approve the following proposals:

  1.
  A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to declassify the Board of Directors so that directors are elected annually instead of electing directors to staggered, three-year terms.

  2.
  A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to opt-out of Section 203 of the Delaware General Corporation Law.

  3.
  A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to update certain provisions that are out-of-date, obsolete or inoperative.

        Your Board of Directors recommends a vote FOR each of the above proposals. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting. We look forward to visiting with you at the Special Meeting.

Very truly yours,
LeRoy T. Carlson, Jr. Chairman	Kenneth R. Meyers President and Chief Executive Officer

        This Notice of Special Meeting and Proxy Statement is first being mailed to shareholders on or about October 15, 2014 to holders of record on October 6, 2014.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 10, 2014

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold a Special Meeting of the shareholders of United States Cellular Corporation, which we refer to as "U.S. Cellular", a Delaware corporation, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois, on Monday, November 10, 2014, at 8:00 a.m., Chicago time, which we refer to as the "Special Meeting." At the Special Meeting, we are asking shareholders to take the following actions:

          1.     Consider and approve an amendment to U.S. Cellular's Restated Certificate of Incorporation, as amended, to declassify the Board of Directors so that directors are elected annually instead of electing directors to staggered, three-year terms.

          2.     Consider and approve a proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to opt-out of Section 203 of the Delaware General Corporation Law.

          3.     Consider and approve an amendment and restatement to U.S. Cellular's Restated Certificate of Incorporation, as amended, to update certain provisions that are out-of-date, obsolete or inoperative.

          4.     To transact such other business as may properly come before the meeting or any postponement, adjournment or recess thereof.

        The U.S. Cellular Board of Directors recommends a vote "FOR" each proposal. Because Telephone and Data Systems, Inc., which we refer to as "TDS," is the sole holder of Series A Common Shares and holds approximately 73.9% of the Common Shares of U.S. Cellular, the above proposals will be approved if TDS votes for such proposals, which it has indicated it will do.

        We are first sending this Notice of Special Meeting of Shareholders and Proxy Statement to you on or about October 15, 2014.

        We have fixed the close of business on October 6, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement, adjournment or recess thereof.

        The following additional information is being provided as required by rules of the Securities and Exchange Commission, which we refer to as the "SEC."

        The Proxy Statement and Proxy Card are available at www.uscellular.com under About Us—Investor Relations—Proxy Vote, or at investors.uscellular.com/proxyvote.

        The following items have been posted to this website:

  1.
  Proxy Statement for the Special Meeting

  2.
  Form of Proxy Card

        Any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank. The location where the Special Meeting will be held is The Standard Club, 320 S. Plymouth Court in Chicago, Illinois. This is located in the Chicago loop area between Jackson Boulevard and Van Buren Street at 320 South Plymouth Court, which is between State Street and Dearborn Street.

UNITED STATES CELLULAR CORPORATION

PROXY STATEMENT

SUMMARY

        The following is a summary of the actions being taken at the Special Meeting and does not include all of the information that may be important to you. You should carefully read this entire Proxy Statement and not rely solely on the following summary.

The Special Meeting:

Why am I receiving this document?

        This document constitutes a Proxy Statement and is being furnished to the shareholders of United States Cellular Corporation, a Delaware corporation, which we refer to as "U.S. Cellular," in connection with the solicitation of proxies by the U.S. Cellular Board of Directors, which we refer to as the "Board", for use at a Special Meeting of Shareholders of U.S. Cellular and at any and all postponement, adjournment or recess thereof, which we refer to as the "Special Meeting."

        This Notice of Special Meeting and Proxy Statement is first being mailed to shareholders on or about October 15, 2014 to holders of record on October 6, 2014.

When and where will the Special Meeting be held?

        The Special Meeting will be held on Monday, November 10, 2014, at 8:00 a.m. Chicago time, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

What does the proxy authorize?

        The Board is seeking the proxy of the holders of Common Shares to vote in favor of the proposals listed above in the Notice of Special Meeting of Shareholders.

        The enclosed proxy also confers discretionary authority for matters incident to the conduct of the meeting.

What do I need to do now?

        If you do not expect to be present and vote in person at the Special Meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842-3170, or vote by proxy on the Internet in accordance with the instructions on the proxy card.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the closing of polls at the Special Meeting (by written notice to the Secretary of U.S. Cellular, by submitting a later dated proxy or by attendance and voting in person at the Special Meeting). Once the polls are closed, however, proxies may not be retroactively revoked.

Summary of the Proposals: What will be considered at the Special Meeting?

        At the Special Meeting, you will be asked to consider and vote upon:

          1.     A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to declassify the Board, so that directors are elected annually instead of electing directors to staggered, three-year terms, which we refer to as the "Declassification Amendment."

          2.     A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to opt-out of Section 203 of the Delaware General Corporation Law, which we refer to as the "Section 203 Amendment."

          3.     A proposal to amend U.S. Cellular's Restated Certificate of Incorporation, as amended, to update certain provisions that are out-of-date, obsolete or inoperative, which we refer to as the "Ancillary Amendment."

        The Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment are referred to collectively as the "Charter Amendments" and are reflected in the Restated Certificate of Incorporation attached hereto as Exhibit A, which we refer to as the "Restated Charter." If any or all of the Charter Amendments are adopted by stockholders, U.S. Cellular currently intends to include the Charter Amendments so adopted in the Restated Charter and to file the Restated Charter with the

Delaware Secretary of State. The Restated Charter would replace U.S. Cellular's current Restated Certificate of Incorporation, as amended, which we refer to as the "Current Charter."

What does the Board recommend?

        The Board has approved the Charter Amendments, declared them advisable and believes that the adoption thereof is in the best interests of U.S. Cellular and its shareholders and recommends that you vote "FOR" the Charter Amendments.

Declassification Amendment:

What will happen if the Declassification Amendment becomes effective?

        If the Declassification Amendment is approved by the requisite vote of shareholders, the Declassification Amendment will become effective after the Restated Charter including the Declassification Amendment is filed with the Delaware Secretary of State. In such event, directors will be elected annually rather than every three years. In addition, the Declassification Amendment will result in shareholders having the ability to remove directors without cause.

What are the reasons for and potential advantages of the Declassification Amendment?

        The Declassification Amendment was suggested by TDS (as defined below) so that TDS could vote in the election of each director annually rather than once every three years. Although this amendment will also permit TDS to remove directors with or without cause, TDS has advised us that it has no intention to remove any directors. As the controlling shareholder of U.S. Cellular, TDS has the ability and the voting power to cause U.S. Cellular to effect the Declassification Amendment over time. Accordingly, the Board viewed approving the Declassification Amendment more as an administrative convenience and would avoid the additional cost and effort to require TDS to take separate action by consent or at a separate special meeting. Also, because a board declassification permits all shareholders to vote in the election of each director annually rather than once every three years, it is generally viewed as a best practice of corporate governance and generally has substantial shareholder support in the investment community. See "Proposal 1—Declassification Amendment—Reasons For and Effects of Declassification Amendment."

Do certain persons have an interest in the Declassification Amendment and are there any potential disadvantages of the Declassification Amendment?

        Shareholders are urged to carefully study and consider the Declassification Amendment and related transactions in light of the interests of certain persons in the Declassification Amendment that are different from the interests of shareholders generally.

        Telephone and Data Systems, Inc., a Delaware corporation (NYSE: TDS), which we refer to as "TDS", is the controlling shareholder of U.S. Cellular. The Voting Trust under the Voting Trust Agreement dated June 30, 1989, as amended, which we refer to as the "TDS Voting Trust", controls TDS. See "Security Ownership of Certain Beneficial Owners and Management" and "Control by TDS, Anti-takeover Provisions and Conflicts of Interest."

        The TDS Voting Trust, TDS and directors of U.S. Cellular who are also officers and/or directors of TDS or its subsidiaries have an interest in the Declassification Amendment and related transactions that is different than the interests of shareholders generally because the Declassification Amendment will facilitate the ability of TDS to remove directors of U.S. Cellular without cause. See discussions under "Proposal 1—Declassification Amendment—Description of Declassification Amendment."

Section 203 Amendment:

What will happen if the Section 203 Amendment becomes effective?

        When effective, the Section 203 Amendment will cause U.S. Cellular to opt-out of Section 203 of the Delaware General Corporation Law, which we refer to as the "DGCL." If the Section 203 Amendment is approved by the requisite vote of shareholders, the Section 203 Amendment will be included in the Restated Charter that will be filed with the Delaware Secretary of State. The Section 203 Amendment will be effective in accordance with Section 203 of the DGCL. As required by Section 203 of the DGCL, the Section 203 Amendment will not be effective until the later of May 17, 2016 (the anticipated date of the 2016 annual meeting of shareholders) or 12 months after its adoption by stockholders, and will not apply to "business combinations" between U.S. Cellular and persons who became "interested stockholders" on or prior to such adoption.

What are the reasons for the Section 203 Amendment?

        U.S. Cellular is presenting the Section 203 Amendment at the request of TDS. If the Section 203 Amendment is adopted, it will increase the flexibility for TDS to sell a stock interest representing between 15% and 85% in voting power of the voting stock of U.S. Cellular to a third party. TDS has advised the Board that it has no plan or intention of seeking to sell any of its U.S. Cellular shares, and is simply seeking this amendment to provide flexibility. As the controlling shareholder of U.S. Cellular, TDS has the ability and the voting power to cause U.S. Cellular to opt out of Section 203 of the DGCL unilaterally. Accordingly, the Board viewed approving the Section 203 Amendment more as an administrative convenience and would avoid the additional cost and effort to require TDS to take separate action by consent or at a separate special meeting. See "Proposal 2—Section 203 Amendment—Reasons For and Effects of Declassification Amendment."

Do certain persons have an interest in the Section 203 Amendment and are there any potential disadvantages of the Section 203 Amendment?

        Shareholders are urged to carefully study and consider the Section 203 Amendment and related transactions in light of the interests of certain persons in the Section 203 Amendment that are different from the interests of shareholders generally.

        The TDS Voting Trust, TDS and directors of U.S. Cellular who are also officers and/or directors of TDS have an interest in the Section 203 Amendment and related transactions that is different than the interests of shareholders generally because the Section 203 Amendment will provide additional flexibility to TDS in the event it would desire to sell between 15% and 85% of the voting stock in U.S. Cellular. See discussions under "Proposal 2—Section 203 Amendment—Description of Section 203 Amendment."

Ancillary Amendment:

What will happen if the Ancillary Amendment becomes effective?

        If the Ancillary Amendment is approved by the requisite vote of shareholders, the Ancillary Amendment will become effective after the Restated Charter including the Ancillary Amendment is filed with the Delaware Secretary of State. In such event, the Ancillary Amendment will update and amend certain provisions that are out-of-date, obsolete or inoperative, as described below under "Proposal 3—Ancillary Amendment."

Conditions of Charter Amendments:

Are the Charter Amendments conditioned on each other?

        The Charter Amendments are not conditioned on each other. Even though each of the Charter Amendments will be approved if TDS votes for the Charter Amendments, the Board will not be obligated to file the Restated Charter, or may file the Restated Charter but exclude one of the Charter Amendments in the Restated Charter, or may cause one of the Charter Amendments to become effective at different times from the other Charter Amendment. The Board will have a period until the 2015 Annual Meeting of Shareholders to effect any or all of the Charter Amendments. U.S. Cellular currently does not know of any reason why the Charter Amendments would not be completed or not be completed at the same time promptly after all of the conditions are satisfied. If the Board determines not to effect any of the Charter Amendments, U.S. Cellular will issue a press release and file a Current Report on Form 8-K with the SEC announcing the decision. However, as discussed below, TDS has the voting power to approve each of the Charter Amendments and has indicated that it will vote for each of the Charter Amendments. TDS does not know of any reason why the Charter Amendments would not be filed at the same time, which is expected to occur promptly after the Special Meeting and prior to the 2015 Annual Meeting of Shareholders.

What are the conditions to the Charter Amendments?

        The filing of each of the Charter Amendments, in the form of the Restated Charter, is subject to the following conditions: (i) receipt of the shareholder approvals required to adopt each of the Charter Amendments (consisting of the Group Vote and the Class Votes, as such terms are defined below) and (ii) there being no legal or regulatory order prohibiting the Charter Amendments. The Charter Amendments are not conditioned on each other as noted above.

Voting Information:

What is the record date for the meeting?

        The close of business on October 6, 2014 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement, adjournment or recess thereof.

        A complete list of shareholders entitled to vote at the Special Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the Special Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the Special Meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange, which we refer to as the "NYSE," under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On the record date of October 6, 2014, U.S. Cellular had outstanding 51,156,110 Common Shares, par value $1.00 per share (excluding 3,911,891 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of the record date, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

What is the voting power of the outstanding shares with respect to the Charter Amendments?

        The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors based on shares outstanding as of the record date of October 6, 2014:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.6%
Common Shares	51,156,110	1	51,156,110	13.4%

Total	N/A		381,214,880	100.0%

        TDS is the sole holder of Series A Common Shares and holds 33,005,877 Series A Common Shares. TDS also holds 37,782,826 Common Shares, representing approximately 73.9% of the Common Shares. By reason of the foregoing holdings, TDS also has approximately 96.5% of the voting power with respect to matters other than the election of directors.

How may shareholders vote with respect to each of the Charter Amendments?

        Shareholders may, with respect to each of the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on such proposal.

        Your Board recommends a vote FOR each proposal.

How does TDS intend to vote?

        TDS has advised us that it intends to vote:

  •
  FOR the Declassification Amendment

  •
  FOR the Section 203 Amendment, and

  •
  FOR the Ancillary Amendment.

        Because TDS is the sole holder of Series A Common Shares and holds approximately 73.9% of the Common Shares, the proposals to approve the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment will be approved if TDS votes for such proposals. See "What vote is required for each of the Charter Amendments?" below.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842-3170, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Special Meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the enclosed form in time for the Special Meeting will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by a shareholder will be voted FOR the Declassification Amendment in Proposal 1, FOR the Section 203 Amendment in Proposal 2 and FOR the Ancillary Amendment in Proposal 3.

        The Board has no knowledge of any other proposals that are intended to be presented at the Special Meeting. Accordingly, as permitted by SEC rules, the proxy solicited by the Board for the Special Meeting confers discretionary authority to the proxies named therein to vote on any matter that may properly come before such meeting or any postponement, adjournment or recess, in addition to the foregoing proposals, to the extent permitted by applicable law and regulation.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee, which we refer to as a "broker", such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give specific instructions to the broker or have standing instructions on file with the broker, under Rule 452 of the NYSE, depending on the timing of certain actions, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. Because the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment are non-discretionary items, if your broker does not have specific or standing instructions, your shares will not be voted on such matter. Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        The holders of a majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote with respect to the Charter Amendments, represented in person or by proxy, will constitute a quorum at the Special Meeting in connection with the Group Vote (as defined below).

        The holders of a majority of the voting power of the outstanding Common Shares, and a majority of the voting power of the outstanding Series A Common Shares, in each case entitled to vote with respect to the Charter Amendments, present in person or represented by proxy, will constitute a quorum of such respective share classes in connection with the Class Votes (as defined below).

        Abstentions from voting on such proposals by shares entitled to vote on such proposals with respect to such proposals will be treated as present in person or represented by proxy for purposes of establishing a quorum for such proposals.

        If shares beneficially owned by TDS are present in person or represented by proxy at the Special Meeting, such shares will constitute a quorum at the Special Meeting in connection with such proposals for the Group Vote and for each of the share classes in the Class Votes.

What vote is required for each of the Charter Amendments?

        To be approved, each of the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment requires the affirmative vote of a majority of the voting power of the outstanding Common Shares and Series A Common Shares, voting together as a single group, which we refer to as the "Group Vote".

        In addition, the Board has determined that each of the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment will not be adopted unless it is approved by the affirmative vote of a majority of the voting power of the outstanding Common Shares and a majority of the voting power of the outstanding Series A Common Shares, each voting separately as a class, which we refer to as the "Class Votes".

        For each of the Group Vote and the Class Votes, abstentions from voting on such proposal and any shares not voted will not represent affirmative votes and will, therefore, effectively constitute votes against the matter for purposes of such vote.

        Because TDS is the sole holder of Series A Common Shares and holds approximately 73.9% of the Common Shares, if TDS votes for the Declassification Amendment, the Section 203 Amendment and the Ancillary Amendment, they will be approved, as TDS' votes will constitute both the affirmative vote of a majority of the Group Vote and affirmative vote of the majority of the voting power of the Class Votes.

Other Matters:

Do shareholders have dissenter's rights of appraisal?

        Shareholders do not have dissenters' rights of appraisal as a result of the Declassification Amendment, the Section 203 Amendment or the Ancillary Amendment.

Do the Charter Amendments have any impact on U.S. Cellular's business, financial condition or operations?

        U.S. Cellular does not believe that the Charter Amendments will have any material impact on U.S. Cellular's business, financial condition or operations. Accordingly, U.S. Cellular does not believe that any financial statements or financial information is material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Charter Amendments and, accordingly, financial information is not included or incorporated by reference in this Proxy Statement. For the same reasons, representatives of U.S. Cellular's independent registered public accountants are not being requested to be present at the Special Meeting to make a statement or answer questions.

What do I do if I have additional questions or need additional copies?

        Questions or requests for additional copies of documents prior to the Special Meeting should be directed to United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, Attention: Investor Relations, telephone (312) 630-1900.

PROPOSALS

        This section discusses Proposals 1 - 3, as described below, including the background of the Proposals. These Proposals were developed from suggestions initially made by TDS to the Board on August 19, 2014, and subsequent discussions, as described below.

Background

        U.S. Cellular was organized by TDS in 1983 as a wholly-owned subsidiary of TDS to acquire and operate cellular businesses. In 1988, U.S. Cellular Common Shares were issued to the public in an initial public offering. Since the time of U.S. Cellular's initial public offering, the U.S. Cellular Common Shares have been publicly traded under the symbol "USM" and are currently listed on the New York Stock Exchange (the "NYSE").

        Since its organization, U.S. Cellular has continuously been controlled by TDS. As of the record date of October 6, 2014, TDS owns 100% of the Series A Common Shares, 73.9% of the Common Shares, 84.1% of the common stock and equity, and 96.5% of the voting power of U.S. Cellular.

        Under the listing standards of the NYSE, U.S. Cellular is a "controlled company" as such term is defined by the NYSE. Accordingly, U.S. Cellular is exempt from certain listing standards that require listed companies that are not controlled companies, including the requirement to have a board composed of a majority of directors who qualify as independent under the rules of the NYSE. As a controlled company, U.S. Cellular is only required to have three directors who qualify as independent to serve on the Audit Committee.

        Since the initial public offering in 1988 until 2012, the U.S. Cellular Board consisted of a majority of directors who are not independent. Beginning in 2012, due to various changes to the Board, including the retirement and resignation of non-independent directors, the composition of the Board changed from a majority of non-independent directors to a substantial majority of independent directors. As of August 19, 2014, seven of the ten (or 70%) directors were independent. At such time, the Board consisted of the following ten directors:

James Barr III	Paul-Henri Denuit
LeRoy T. Carlson, Jr.	Harry J. Harczak, Jr.
Walter C.D. Carlson	Gregory P. Josefowicz
J. Samuel Crowley	Kenneth Meyers
Ronald E. Daly	Cecelia D. Stewart

        Of the above persons, the following directors are not independent: LeRoy T. Carlson, Jr., a director and President and Chief Executive Officer of TDS; Walter C.D. Carlson, a director and non-executive Chairman of the Board of TDS; and Kenneth R. Meyers, a director of TDS, as well as a director and President and Chief Executive Officer of U.S. Cellular.

        At the Board meeting on August 19, 2014, the Board was advised of certain possible changes to the Board suggested by TDS. TDS suggested increasing the size of the Board to fourteen members and adding four non-independent members to the Board. On August 19, 2014, the Board was also advised of certain possible changes to the Current Charter suggested by TDS.

        The Board was advised that TDS was not suggesting such actions due to any planned action or transaction. The Board was advised that TDS was suggesting the Board changes in order to cause the composition of the Board to be more proportionate with TDS' control and ownership interests, as it was historically, and considering that U.S. Cellular is TDS' largest and most significant asset and business. The Board was also advised that TDS believed that the Declassification Amendment and Section 203 Amendment were consistent with TDS' majority ownership of U.S. Cellular. The Declassification Amendment and Section 203 Amendment and the reasons therefor are described below. Also, as described below, it was suggested that U.S. Cellular take the opportunity to update and clean-up the Current Charter.

        Following the August 19, 2014 Board meeting at which TDS suggested the Charter Amendments and changes to the Board, the independent directors engaged Winston & Strawn LLP to act as special independent counsel to represent the independent directors with respect to TDS' suggestions.

        In the early part of September 2014, representatives of Sidley Austin LLP, on behalf of TDS, provided representatives of Winston & Strawn LLP with information about the Charter Amendments and changes to the Board suggested by TDS. Counsel to TDS provided certain draft documents to and had several discussions with representatives of Winston & Strawn LLP in September 2014. As a result of these discussions, the following changes to the suggested actions were agreed upon:

  •
  TDS agreed that the Section 203 Amendment would provide that it would become effective no earlier than May 17, 2016, which is the anticipated date of the U.S. Cellular annual meeting of shareholders in 2016.

  •
  TDS also agreed that the U.S. Cellular Corporate Governance Guidelines would be amended to provide that, once each year, the Board would meet to discuss governance generally, including the allocation of seats between independent and non-independent directors.

  •
  TDS also agreed that it would pay for all fees and expenses of the suggested actions, including legal fees and expenses of counsel to U.S. Cellular.

  •
  TDS further consulted with and confirmed that each of LeRoy T. Carlson, Jr., Walter C.D. Carlson, and Kenneth R. Meyers would recuse themselves from the Board vote on the Charter Amendments and the Board changes.

        On September 25, 2014, TDS delivered a letter to the Board confirming the foregoing.

        In considering TDS' suggested changes, as revised as discussed above, the independent directors considered the following:

  •
  TDS could make these changes over time by executing a written consent to amend U.S. Cellular's by-laws to increase the size of the Board, adding additional directors to the Board and then requesting a Board vote to declassify the directors; therefore, one could view these changes as a matter of administrative convenience.

  •
  TDS is the controlling stockholder of U.S. Cellular and owns 84% of its economic value and 96% of its voting power; however, the current Board composition does not reflect TDS's controlling stockholder status.

  •
  TDS consolidates U.S. Cellular for financial reporting purposes and files a consolidated tax return, which makes it appropriate to have greater board representation and control.

  •
  TDS has fiduciary duties to its own shareholders to manage the relationship with its consolidated subsidiary and these changes will increase its technical control.

  •
  TDS could have proposed electing a majority of TDS directors to the Board but instead chose to propose an evenly split board—50% independent/50% TDS-affiliated, recognizing that TDS has the power to change this split at its discretion.

  •
  The independent directors believe that TDS has a history of good corporate governance.

        Based on the foregoing and based on advice from Winston & Strawn LLP, the independent directors determined to approve the Charter Amendments and the Board changes at a Board meeting on September 25, 2014.

        Accordingly, on September 25, 2014, the Board took the following actions:

Approval of Charter Amendments:

        On September 25, 2014, the Board approved, declared advisable and is recommending that the shareholders vote in favor of each of the Declassification Amendment, Section 203 Amendment and Ancillary Amendment. The Declassification Amendment and the reasons therefor are described below under Proposal 1. The Section 203 Amendment and the reasons therefor are described below under Proposal 2. The Ancillary Amendment and the reasons therefor are described below under Proposal 3.

        In approving such matters, each of LeRoy T. Carlson, Jr., Walter C.D. Carlson, and Kenneth R. Meyers, recused themselves from the Board vote.

Approval of Board Changes:

        Following the approval of Proposals 1 - 3 on September 25, 2014, the size of the Board was increased and four new directors were added to the Board. In approving these changes, each of LeRoy T. Carlson, Jr., Walter C.D. Carlson, and Kenneth R. Meyers, recused themselves from the Board vote.

        As indicated in U.S. Cellular's Current Report on Form 8-K dated September 25, 2014, on such date the Board took action to increase the size of the Board to fourteen directors and, for the reasons described below, to redesignate and appoint Gregory P. Josefowicz as a Class I Common Share director. Mr. Josefowicz resigned from his position as a Class I Series A Common Share director. After such resignation, redesignation and appointment, the four vacancies were Series A Common Share directorships. As a result, pursuant to the requirements of the Current Charter, TDS took action as the sole holder of Series A Common Shares to fill such vacancies with the following persons: (i) Peter L. Sereda, Senior Vice President—Finance and Treasurer of TDS; (ii) Kurt B. Thaus, Senior Vice President and Chief Information Officer of TDS; (iii) Douglas D. Shuma, Senior Vice President and Controller (chief financial officer and chief accounting officer) of TDS and Chief Accounting Officer of U.S. Cellular; and (iv) Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular. None of such directors is independent.

        As noted above, Gregory P. Josefowicz, an independent director who had previously been elected by TDS as the sole holder of Series A Common Shares, was redesignated and appointed as a Common Share director. This was done because the Current Charter requires (and the Restated Charter will continue to require) that, at each annual meeting, 25% of the directors, rounded up, be elected by the holders of Common Shares. Prior to the increase in the size of the Board to fourteen directors on September 25, 2014, three of the directors had been elected by the holders of Common Shares. After the increase in the size of the Board to fourteen directors, a total of four directors are required to be elected by the holders of Common Shares at the next annual meeting. Because the Board desired that all Common Share directors be independent, Mr. Josefowicz was redesignated and appointed as a Common Share director. After such redesignation and appointment, the four vacancies were Series A Common Share directorships and were filled by TDS with the above non-independent persons.

        Following the foregoing action, the Board consists of fourteen directors, of which seven are independent and seven are not independent. As indicated above, U.S. Cellular is only required to have three independent directors under NYSE listing requirements. With seven independent directors, U.S. Cellular continues to have more than twice as many independent directors as are required.

Other Matters:

        Consistent with the U.S. Cellular Compensation Plan for Non-Employee Directors, on September 25, 2014, the Board also confirmed that the independent directors would receive a fee of $1,750 for each meeting or call attended in connection with the Charter Amendments and Board changes.

PROPOSAL 1—DECLASSIFICATION AMENDMENT

Amendment to Restated Certificate of Incorporation to Declassify the Board

        As discussed above, the Board has approved, declared advisable and is recommending that the shareholders vote in favor of, an amendment to U.S. Cellular's Current Charter to eliminate the classification of the Board so that each director will stand for election annually rather than every three years, which we refer to as the "Declassification Amendment".

        If approved by the requisite vote of the shareholders described below, the Current Charter will be amended as set forth in Section A and C of Article VI (to be renumbered as Article V) in Exhibit A to this Proxy Statement.

        Shareholders are urged to carefully read Exhibit A.

        A vote in favor of the Declassification Amendment will also be deemed to constitute approval of the filing of the Restated Charter enacting the Declassification Amendment, along with the Section 203 Amendment and/or the Ancillary Amendment if those are approved.

THE BOARD RECOMMENDS A VOTE FOR THE DECLASSIFICATION AMENDMENT.

Description of Declassification Amendment

        Section A of Article VI of U.S. Cellular's Current Charter provides that the Board is divided into three classes as nearly equal in number as possible. Directors of each class serve staggered three-year terms, with the term of office of one class expiring each year.

        If the Declassification Amendment is approved and becomes effective, the classes and staggered three-year terms of directors would be eliminated and each director would be elected annually rather than once every three years. In addition, certain conforming changes would be made to Section C of Article VI of the Current Charter.

        Further, Section A of Article VI of the Current Charter would be amended to clarify that, when a director is removed without cause, the only stockholders that are entitled to vote on such removal are the stockholders that would be entitled to vote in the election of such director.

        In connection with the Declassification Amendment, directors have conditionally resigned, which we refer to as the "Conditional Resignation", subject to approval and effectiveness of Proposal 1. Directors signed such Conditional Resignations so that the annual election of all directors will become effective beginning at the 2015 Annual Meeting, even if the term of such director's respective class does not expire at such meeting.

        In the event the shareholders approve Proposal 1 and the Charter Amendments become effective, the Conditional Resignations of all directors will become effective immediately before successors, who will be elected at the 2015 Annual Meeting of shareholders, take office as directors. For purposes of the Conditional Resignations, successor directors will include any incumbent directors standing for re-election. All nominees for election as directors at the 2015 Annual Meeting will stand for election for a one-year term expiring at the 2016 Annual Meeting of shareholders.

        The following identifies the current directors, their class and their term, and the Annual Meeting at which each class of directors will commence being elected for one-year terms if the Declassification Amendment becomes effective before the 2015 Annual Meeting:

	Class I	Class II(3)	Class III(3)
Current Directors:
Elected by Common Shares	Harry J. Harczak, Jr. Gregory P. Josefowicz(1)	Paul-Henri Denuit	J. Samuel Crowley
Elected by Series A Shares	Cecelia D. Stewart Peter L. Sereda(2) Steven T. Campbell(2)	James Barr III Ronald E. Daly Kenneth R. Meyers Douglas D. Shuma(2)	LeRoy T. Carlson, Jr. Walter C.D. Carlson Kurt B. Thaus(2)
Current Term Expires at Annual Meeting in the following year	2015	2016	2017

(1)
Redesignated and appointed as a Common Share director from a Series A Common Share director by resolution of the Board on September 25, 2014.

(2)
Elected by TDS as sole holder of Series A Common Shares by shareholder consent on September 25, 2014.

(3)
Each of the directors in this class delivered a Conditional Resignation.

        For further information about U.S. Cellular's directors, see U.S. Cellular's Notice of Annual Meeting and Proxy Statement dated April 7, 2014 and U.S. Cellular's Current Report on Form 8-K dated September 26, 2014.

Reasons For and Effects of Declassification Amendment

        The Declassification Amendment was suggested by TDS so that TDS could vote in the election of each director annually rather than once every three years. Although this amendment will also permit TDS to remove directors with or without cause at any time, TDS has advised us that it has no intention to remove any directors. As the controlling shareholder of U.S. Cellular, TDS has the ability and the voting power to cause U.S. Cellular to effect the Declassification Amendment over time. TDS could execute a written consent to amend U.S. Cellular's by-laws to increase the size of the Board, add additional directors to the Board and then request a Board vote to declassify the directors, subject to the directors' fiduciary duties. Accordingly, the Board viewed approving the Declassification Amendment as an administrative convenience and would avoid the additional cost and effort to require TDS to take separate action by consent or at a separate special meeting. Also, because a board declassification permits all shareholders to vote in the election of each director annually rather than once every three years, it is generally viewed as a best practice of corporate governance and generally has substantial shareholder support in the investment community.

        A result of the declassification of the Board is that the time that it would take to replace a majority of U.S. Cellular's directors in annual elections is compressed from two years to one year.

        In addition, the Declassification Amendment will result in shareholders having the ability to remove directors without cause.

        Pursuant to Section 141(k) of the DGCL shareholders of a company have the power to remove directors by majority vote with or without cause, except when a company's Board is classified. In the case of a Delaware corporation that has a classified board, shareholders may remove directors only if there is "cause" for their removal, unless the company's certificate of incorporation provides otherwise. U.S. Cellular's Current Charter does not include any provision providing that directors can be removed without cause. As a result, because it does not expressly state that directors can be removed without cause and U.S. Cellular has a classified board, currently directors of U.S. Cellular can be removed only for cause.

        If the Declassification Amendment becomes effective, shareholders of U.S. Cellular will have the power to remove directors by majority vote with or without cause pursuant to Section 141(k) of the DGCL because its Board will no longer be classified.

        In addition, the following sentence is included in the Declassification Amendment: "Any one or more or all of the directors may be removed without cause only by a vote of the holders of at least a majority of the voting power of shares then entitled to vote thereon." Under Delaware law, when a director is removed without cause, the only stockholders entitled to vote on such removal are the stockholders that would be entitled to vote in the election of that director.

        Because TDS currently holds 100% of the Series A Common Shares and over 70% of the Common Shares, if the Declassification Amendment becomes effective, TDS will have the ability to remove any director of U.S. Cellular with or without cause, at a special meeting of shareholders called for such purpose or by written consent. Accordingly, declassification of the Board will provide TDS with more flexibility in the election or replacement of members of the Board. As a result, TDS, the TDS Voting Trust, and directors of U.S. Cellular who are also officers and/or directors of TDS have an interest in the Declassification Amendment and related transactions that is different than the interests of shareholders generally because the Declassification Amendment will facilitate the ability of TDS to remove directors of U.S. Cellular without cause. TDS has advised U.S. Cellular that it has no current intention of using this ability under Delaware law to remove or replace any directors.

        The declassification would allow TDS, as controlling shareholder, and other shareholders to exercise their rights to elect directors on an annual basis.

        Shareholders are urged to carefully study and consider the Declassification Amendment and related transactions in light of the interests of certain persons in the Declassification Amendment that are different from the interests of shareholders generally.

        The Declassification Amendment will not change the number of directors on the Board, which is currently fourteen directors.

        Accordingly, following the Declassification Amendment, holders of Common Shares, voting separately as a group, would elect four directors, and the holders of Series A Common Shares, voting separately as a group, would elect ten directors, unless and until the total number of directors is changed.

        For information purposes, the following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of August 31, 2014 (based on 14 directors):

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Number of Directors Elected by Class or Series
Series A Common Shares*	33,005,877	10	330,058,770	10
Common Shares**	51,199,959	1	51,199,959	4

Total	N/A	N/A	N/A	14

*
TDS owns 100% of the Series A Common Shares.

**
TDS owns 37,782,826 or 73.8% of the Common Shares.

        Paragraph C of Article VI (to be renumbered Article V) of the Current Charter states, and will continue to state if the Declassification Amendment becomes effective, as follows with respect to any vacancies created on the Board due to removal or otherwise: "Vacancies and newly created directorships of the Preferred Stock and Series A Common Shares shall be filled by the holders of such classes. Vacancies and newly created directorships of the Common Shares shall be filled by the holders of such class, if a vacancy or newly created directorship is to be filled at an annual meeting of shareholders, or by a majority of the directors then in office, if the vacancy or newly created directorship is to be filled between annual meetings of shareholders."

        Accordingly, TDS as the sole holder of Series A Common Shares will continue to fill all vacancies (resulting from removal or otherwise) and newly created directorships of the Series A Common Shares. However, any vacancies (resulting from removal or otherwise) and newly created directorships of the Common Shares will continue to be filled by the directors if accomplished between annual meetings, or by the holders of Common Shares if filled at an annual meeting.

Other Matters

        If the Declassification Amendment is approved by the requisite vote of shareholders, it is expected that U.S. Cellular will promptly file the Restated Charter, which will include the Declassification Amendment (and the Section 203 Amendment and Ancillary Amendment, if adopted by shareholders) with the Delaware Secretary of State. The Declassification Amendment will be effective on such filing.

        In such event, the Conditional Resignations will become effective immediately before successors, who will be elected at the 2015 Annual Meeting of shareholders, take office as directors. For purposes of the Conditional Resignations, successor directors will include any incumbent directors standing for re-election. As a result of the Conditional Resignations and the Declassification Amendment, the terms of all directors will cease in connection with the 2015 Annual Meeting and all directors nominated for election will stand for election for a one-year term to expire at the 2016 Annual Meeting.

        U.S. Cellular does not believe that its financial statements and financial information are material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Declassification Amendment and related matters.

        After due consideration of the various arguments in favor of and against a classified board, and taking into account support of the amendment by TDS and by directors of U.S. Cellular, including the independent directors, the Board has concluded that it is in the best interests of U.S. Cellular's shareholders to adopt the Declassification Amendment and declassify the Board.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE DECLASSIFICATION AMENDMENT.

PROPOSAL 2—SECTION 203 AMENDMENT

Section 203 Amendment to Restated Certificate of Incorporation

        As discussed above, the Board of U.S. Cellular has approved, declared advisable and is recommending that the shareholders vote in favor of, an amendment of U.S. Cellular's Current Charter to opt out of Section 203 of the DGCL, which we refer to as the "Section 203 Amendment".

        Exhibit A to this Proxy Statement shows the proposed change to be implemented by the Section 203 Amendment. Shareholders are urged to carefully read Exhibit A.

        A vote in favor of the Section 203 Amendment will also be deemed to constitute approval of the filing of the Restated Charter which includes the Section 203 Amendment, along with the Declassification Amendment and/or the Ancillary Amendment if those are approved.

THE BOARD RECOMMENDS A VOTE FOR THE SECTION 203 AMENDMENT.

Description of Section 203 Amendment

        If the Section 203 Amendment is approved, a new Article XI will be added to the Restated Certificate of Incorporation, which reads as follows: "The corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware; provided, however, to the fullest extent permitted by Delaware law, this Article XI shall not be effective until the later of May 17, 2016 (which is the anticipated date of the corporation's annual meeting of shareholders in 2016) or twelve (12) months after the adoption of this Article XI by the stockholders of the corporation, and shall not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such effectiveness."

        Section 203 of the DGCL is an anti-takeover provision that applies to Delaware corporations that either have shares of voting stock listed on a national securities exchange or have more than 2,000 record holders of voting stock.

        Section 203 generally provides that any person or entity who acquires 15% or more in voting power of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a wide range of transactions (referred to as "business combinations") with the corporation for a period of three years following the date the person became an interested stockholder, subject to certain exceptions. The exceptions are (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% in voting power of the corporation's voting stock outstanding at the time the transaction commenced (excluding certain shares), or (iii) the business combination is approved by the board of directors and authorized, at a shareholder meeting and not by written consent, by the affirmative vote of at least 66 2/3% in voting power of the outstanding voting stock not owned by the interested stockholder. Under Section 203 of the DGCL, a corporation can elect not to be subject to Section 203 if the corporation inserts a provision to that effect in its certificate of incorporation or if the stockholders of the corporation insert a provision to that effect in the bylaws of the corporation. A copy of Section 203 of the DGCL is attached hereto as Exhibit B. The description of Section 203 of the DGCL set forth in this proxy statement is qualified in its entirety by reference to the text of Section 203.

        TDS is not subject to the restrictions on business combinations set forth in Section 203 because TDS acquired its greater-than-15% stock interest before U.S. Cellular's initial public offering.

        If the Section 203 Amendment is approved by the shareholders, the Restated Charter will include the new provision above in which U.S. Cellular elects not to be governed by Section 203.

Reasons For and Effects of Section 203 Amendment

        U.S. Cellular is presenting the Section 203 Amendment at the request of TDS. If the Section 203 Proposal is adopted, it will increase the flexibility for TDS to sell an interest of between 15% and 85% in voting power of its voting stock of U.S. Cellular to a third party. If U.S. Cellular was subject to Section 203 at a time when TDS wanted to sell such an interest in U.S. Cellular, it is likely that any prospective acquirer of TDS's interest in U.S. Cellular first would request the approval of the Board, so as to permit the acquirer to complete a business combination with U.S. Cellular during the following three years. In such event, the Board potentially could seek to impose conditions before granting that approval, or could refuse to do so. If the Section 203 Amendment is approved and becomes effective, in the event that TDS sells between 15% and 85% in voting power of the voting stock of U.S. Cellular, the acquirer would not be subject to the restrictions on business combinations set forth in Section 203. Accordingly, if the Section 203 Amendment is adopted and becomes effective, the Board would not be able to use Section 203 of the DGCL to impose conditions on such an acquisition. TDS has advised the Board that it has no plan or intention of seeking to sell any of its U.S. Cellular shares.

        In approving the Section 203 Amendment, the Board considered the fact that, as the controlling shareholder of U.S. Cellular, TDS has the power to cause U.S. Cellular to opt out of Section 203 on its own by consent or causing U.S. Cellular to call a special meeting of shareholders for that purpose. In particular, Section 203 expressly permits shareholders to opt out of Section 203 by a bylaw amendment and, in such case, Section 203 provides that a board of directors may not further amend such provision. Accordingly, TDS has the voting power to add a bylaw provision that would cause U.S. Cellular to opt out of Section 203 and the Board could not prevent or change that action. Accordingly, the Board viewed approving the Section 203 Amendment more as an administrative convenience and would avoid the additional cost and effort to require TDS to take separate action by consent or at a separate special meeting. Further, TDS agreed to delay the implementation of the Section 203 Amendment such that it would become effective no earlier than May 17, 2016, which is the anticipated date of the U.S. Cellular annual meeting of shareholders in 2016

Other Matters

        If the Section 203 Amendment is approved by the requisite vote of shareholders, it is expected that U.S. Cellular will promptly file the Restated Charter, which will include the Section 203 Amendment (and the Declassification Amendment and Ancillary Amendment, if adopted by shareholders) with the Delaware Secretary of State. The Section 203 Amendment will be effective at the time, and in the manner, set forth in the proviso of Article XI, which is quoted above and is also reproduced in Exhibit A hereto.

        U.S. Cellular does not believe that its financial statements and financial information are material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Section 203 Amendment and related matters.

        After due consideration, the Board has concluded that it is in the best interests of U.S. Cellular's shareholders to adopt the Section 203 Amendment.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE SECTION 203 AMENDMENT.

 PROPOSAL 3—ANCILLARY AMENDMENT

Ancillary Amendment to Restated Certificate of Incorporation

        As discussed above, the Board has approved, declared advisable and is recommending that the shareholders vote in favor of, an amendment of U.S. Cellular's Current Charter to update and amend certain provisions that are out-of-date, obsolete or inoperative, which we refer to as the "Ancillary Amendment".

        Exhibit A to this Proxy Statement shows the proposed changes to be implemented by the Ancillary Amendment. Shareholders are urged to carefully read Exhibit A.

        A vote in favor of the Ancillary Amendment will also be deemed to constitute approval of the filing of the Restated Charter enacting the Ancillary Amendment, along with the Declassification Amendment and Section 203 Amendment if those are approved. All prior amendments to the Current Charter would also be integrated into the Restated Charter.

THE BOARD RECOMMENDS A VOTE FOR THE ANCILLARY AMENDMENT.

Description of Ancillary Amendment

        The Ancillary Amendment will update and amend the following provisions in the Current Charter, as indicated on Exhibit A:

  •
  Article IV.E. will be amended to delete a reference to Nasdaq as a "quotation system" since the Nasdaq is now a stock exchange.

  •
  Article IV.K will be deleted because this provision effected a reclassification of U.S. Cellular's common stock upon the filing of the Restated Certificate of Incorporation on December 22, 1983 and is obsolete.

  •
  Article V will be amended to delete the following provision which is not believed to be valid under current Delaware law: "Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever."

  •
  As a result of the deletion of Article V, the Articles that follow Article V and certain cross references will be updated accordingly.

  •
  Current Article X (to be renumbered as Article IX) will be amended to update the reference to TDS's state of incorporation from Iowa to Delaware.

  •
  Current Article XI.A (to be renumbered as Article X.A) will be amended to conform this to Section 102(b)(7) of the DGCL, including to delete references to "officers" since this section does not provide that such exculpatory provisions apply to officers.

  •
  The Ancillary Amendment will also make certain other minor, non-substantive changes and clarifications as marked on Exhibit A.

  •
  All certificates of designation (and any corrections or amendments to certificates of designation) relating to series of preferred stock of U.S. Cellular that had been issued, but are no longer outstanding, will be eliminated. There are no shares of preferred stock currently outstanding.

Reasons For and Effects of Ancillary Amendment

        The Current Charter has been substantially unchanged since the time of U.S. Cellular's initial public offering in 1988, except for an amendment solely to increase the authorized number of U.S. Cellular Common Shares in 1992.

        Since that time, there have been certain changes and developments that have made certain provisions of the Current Charter obsolete, inoperative, or out-of-date.

        Accordingly, U.S. Cellular is proposing to make the changes and updates described above.

Other Matters

        If the Ancillary Amendment is approved by the requisite vote of shareholders, it is expected that U.S. Cellular will promptly file the Restated Charter, which will include the Ancillary Amendment (and the Declassification Amendment and Section 204 Amendment, if adopted by shareholders) with the Delaware Secretary of State. The Ancillary Amendment will be effective on such filing.

        U.S. Cellular does not believe that its financial statements and financial information are material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Ancillary Amendment and related matters.

        After due consideration, the Board has concluded that it is in the best interests of U.S. Cellular's shareholders to adopt the Ancillary Amendment.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ANCILLARY AMENDMENT.

 DESCRIPTION OF U.S. CELLULAR CAPITAL STOCK

        The following describes certain provisions of the Current Charter relating to U.S. Cellular capital stock that will stay the same even if any or all of the Charter Amendments become effective. The description of the provisions that will change are set forth above and incorporated by reference herein.

        The authorized capital stock of U.S. Cellular consists of 140,000,000 Common Shares, $1.00 par value; 50,000,000 Series A Common Shares, $1.00 par value; and 5,000,000 shares of Preferred Stock, $1.00 par value, issuable in series.

Preferred Stock

        Pursuant to the Current Charter, and the Restated Charter as it is proposed to be amended and restated, the Board is authorized to establish and designate one or more series of Preferred Stock, without further authorization of U.S. Cellular's shareholders, and to fix the number of shares and the relative rights, preferences and limitations of any such series, except that so long as not less than 500,000 shares of Series A Common Shares are outstanding, no shares of any series of Preferred Stock may have more than one vote per share, have the right to vote as a separate class with respect to elections of directors or (subject to any requirements of applicable law) any other matter, or be issued for consideration of less than $100 per share. The shares of any series of Preferred Stock need not be identical in any respect with the shares of any other series.

Voting Rights

        Each Series A Common Share is entitled to ten votes on all matters, and each Common Share is entitled to one vote on all matters. The Current Charter provides, and the Restated Charter if it becomes effective will continue to provide, that the number of directors shall be not less than three. The holders of Common Shares, voting as a separate class, are entitled to elect 25% of the directors (rounded up to the nearest whole number), and the holders of Series A Common Shares (and Preferred Stock entitled to vote thereon, if any are outstanding), are entitled to elect the remaining 75% of the directors (rounded down to the nearest whole number). However, in the event the number of issued and outstanding Series A Common Shares at the time of an annual meeting is less than 12 1/2% of the total number of issued and outstanding Series A Common Shares and Common Shares, then the holders of Common Shares will also be entitled to vote with the holders of Series A Common Shares and Preferred Stock entitled to vote thereon for the directors such holders are entitled to elect at such meeting, in which case the holders of Common Shares, Series A Common Shares, and Preferred Stock entitled to vote thereon, will vote together without regard to class.

        Except as mentioned above and except for matters where applicable law requires the approval by one or more classes of stock voting as separate classes, all classes of stock of U.S. Cellular vote as a single class.

Dividend Rights

        Subject to the payment of all dividends accumulated and unpaid on outstanding shares of Preferred Stock, the holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the Board. Unless the same or greater dividends, on a per share basis, are declared and paid at the same time on Common Shares, no dividends may be declared or paid on the Series A Common Shares.

        In the case of stock dividends, the Board is authorized to distribute shares of a particular class of U.S. Cellular's capital stock only as follows: (i) Common Shares may be paid to the holders of Common Shares and proportionately to holders of Series A Common Shares; (ii) Series A Common Shares may be paid to the holders of Common Shares and proportionately to the holders of Series A Common Shares; or (iii) Common Shares may be paid to the holders of Common Shares and Series A Common Shares may be paid proportionately to the holders of Series A Common Shares.

        The Board also is authorized to distribute, to holders of Common Shares and Series A Common Shares, shares of any subsidiary that has two classes of common stock with each class possessing respective rights, preferences and limitations similar to the respective rights, preferences and limitations of the Common Shares and Series A Common Shares.

        U.S. Cellular paid a one-time special dividend in June 2013. U.S. Cellular has no current plans to pay any other dividends.

Conversion Rights

        The Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into Common Shares. The Series A Common Shares which are converted may not be reissued.

Liquidation Rights

        Upon liquidation, the holders of Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment of the aggregate liquidation preference of any Preferred Stock then outstanding.

Preemptive Rights

        TDS, as the holder of Series A Common Shares, has preemptive rights to purchase any additional Series A Common Shares issued or sold by U.S. Cellular, including treasury shares, other than Series A Common Shares not sold for cash.

Redemption by U.S. Cellular

        U.S. Cellular may redeem stock (other than Series A Common Shares) from any holder at the lesser of (i) fair market value, or (ii) such holder's purchase price if purchased within a year of such redemption, to prevent the loss, or permit the reinstatement of any license or franchise from any governmental agency, where such loss is based upon such holder failing to possess qualifications prescribed by such governmental agency.

Corporate Opportunity Arrangements

        So long as at least 500,000 Series A Common Shares are outstanding, U.S. Cellular may not, without the written consent of TDS, engage in any non-cellular activities.

        U.S. Cellular is restricted in the circumstances under which it is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of U.S. Cellular or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, U.S. Cellular will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, "cellular telephone systems", and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS.

General

        All issued and outstanding Common Shares and Series A Common Shares are fully paid and nonassessable.

CONTROL BY TDS, ANTI-TAKEOVER PROVISIONS AND CONFLICTS OF INTEREST

        As of the record date, TDS owned approximately 84% of the combined total of both classes of common stock of U.S. Cellular, including 100% of the Series A Common Shares and approximately 74% of the Common Shares, and controlled approximately 97% of their combined voting power. As a result, TDS was effectively able to elect all of U.S. Cellular's directors and otherwise control the management and operations of U.S. Cellular. In addition, certain officers and directors of U.S. Cellular are also officers and/or directors of TDS.

        Because TDS currently holds 100% of the Series A Common Shares and over 70% of the Common Shares, if the Declassification Amendment becomes effective, TDS will have the ability to remove any director of U.S. Cellular with or without cause, at a special meeting of shareholders called for such purpose or by written consent. Accordingly, declassification of the Board will provide TDS with more flexibility in the election or replacement of members of the Board. TDS has advised U.S. Cellular that it has no current intention of using this provision to remove or replace any directors.

        The control of U.S. Cellular by TDS and various provisions of U.S. Cellular's Current Charter, and the Restated Charter, as it is proposed to be amended and restated, may tend to deter non-negotiated tender offers or other efforts to obtain control of U.S. Cellular and thereby deprive shareholders of opportunities to sell shares at prices higher than those prevailing in the market. See "Description of U.S. Cellular Capital Stock" above.

        Directors and officers of TDS and its subsidiaries who are also directors and officers of U.S. Cellular, and TDS as U.S. Cellular's controlling shareholder, are in positions involving the possibility of conflicts of interest with respect to certain transactions concerning U.S. Cellular. When the interests of TDS and U.S. Cellular diverge, TDS may exercise its influence in its own best interests. The following directors of U.S. Cellular are also directors of TDS or officers of TDS or subsidiaries, including U.S. Cellular: (i) LeRoy T. Carlson, Jr. is Chairman of U.S. Cellular and is a director and President and Chief Executive Officer of TDS; (ii) Kenneth R. Meyers is President and Chief Executive Officer of U.S. Cellular and is a director of TDS; (iii) Walter C.D. Carlson is a director and the non-executive Chairman of the Board of TDS; (iv) Peter L. Sereda is Senior Vice President—Finance and Treasurer of TDS; (v) Douglas D. Shuma is Senior Vice President and Controller (chief financial officer and chief accounting officer) of TDS and Chief Accounting Officer of U.S. Cellular; (vi) Kurt B. Thaus is Senior Vice President and Chief Information Officer of TDS; and (vii) Steven T. Campbell is the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular.

        U.S. Cellular and TDS have entered into contractual arrangements governing certain transactions and relationships between them. These agreements were executed prior to the initial public offering of U.S. Cellular's Common Shares and were not the result of arm's-length negotiations. Accordingly, there is no assurance that the terms and conditions of these agreements are as favorable to U.S. Cellular as could have been obtained from unaffiliated third parties. See "Certain Relationships and Related Transactions" in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2013 and Notice of Annual Meeting and Proxy Statement dated April 7, 2014.

        Conflicts of interest may arise between TDS and U.S. Cellular when faced with decisions that could have different implications for U.S. Cellular and TDS, including technology decisions, financial budgets, the payment of dividends by U.S. Cellular, business activities and other matters. TDS also may take action that favors its other businesses and the interests of its shareholders over U.S. Cellular's wireless business and the interests of U.S. Cellular shareholders and debt holders. Because TDS controls U.S. Cellular, conflicts of interest could be resolved in a manner adverse to U.S. Cellular and its other shareholders or its debt holders.

        The Current Charter provides, and the Restated Charter if it becomes effective would continue to provide, that, so long as not less than 500,000 Series A Common Shares are outstanding, U.S. Cellular, without the written consent of TDS, shall not, directly or indirectly own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction of, the ownership of interests in and/or the management of wireless telephone systems. This limitation on the scope of U.S. Cellular's potential business could limit the growth of U.S. Cellular's business. This restriction would preclude U.S. Cellular from pursuing attractive related or unrelated business opportunities unless TDS consents in writing. TDS has no obligation to consent to any business opportunities proposed by U.S. Cellular and may withhold its consent in its own best interests. See "Description of U.S. Cellular Capital Stock" above.

        In addition to the above, U.S. Cellular is currently subject to Section 203 of the DGCL, which is an anti-takeover provision. However, as discussed above under Proposal 2—Section 203 Amendment, it is being proposed that the Current Charter be amended to cause U.S. Cellular to opt out of Section 203.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after August 31, 2014, restricted stock units that become vested within 60 days after August 31, 2014 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

U.S. Cellular

        On August 31, 2014, there were outstanding 51,199,959 Common Shares, par value $1.00 per share (excluding 3,868,260 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 84,205,836 shares of common stock. As of August 31, 2014, no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 381,258,729, as of August 31, 2014.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of August 31, 2014, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares	37,782,826	73.8%	44.9%	9.9%
	Series A Common Shares(3)	33,005,877	100.0%	39.2%	86.6%

	Total	70,788,703	N/A	84.1%	96.5%
GAMCO Investors, Inc.(4) One Corporate Center Rye, New York 10580	Common Shares	4,808,651	9.4%	5.7%	1.3%

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares. The above numbers of shares and percentages do not assume conversion because TDS has advised U.S. Cellular that it has no present intention of converting its Series A Common Shares.

(4)
Based on the most recent Forms 13F filed with the SEC, GAMCO Investors, Inc. reports sole voting authority with respect to 3,241,687 Common Shares and sole investment authority with respect to 3,519,787 Common Shares and Gabelli Funds LLC reports sole voting and investment authority with respect to 1,218,764 Common Shares. Based on the most recent Schedule 13D (Amendment No. 8), other affiliates of GAMCO report sole voting and investment authority with respect to an aggregate of 70,100 Common Shares.

Security Ownership of U.S. Cellular by Management

        The following executive officers and directors and all executive officers and directors as a group beneficially owned the following number of our Common Shares as of August 31, 2014 or the latest practicable date (includes LeRoy T. Carlson as director emeritus).

Name of Individual or Number of Persons in Group	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
Walter C.D. Carlson	Common Shares	13,978	*	*	*
Kenneth R. Meyers(3)	Common Shares	68,905	*	*	*
James Barr III	Common Shares	8,074	*	*	*
J. Samuel Crowley	Common Shares	4,199	*	*	*
Ronald E. Daly	Common Shares	5,140	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	7,520	*	*	*
Gregory P. Josefowicz	Common Shares	8,074	*	*	*
Peter L. Sereda	Common Shares	—	—	—	—
Douglas D. Shuma	Common Shares	—	—	—	—
Cecelia D. Stewart	Common Shares	2,025	*	*	*
Kurt B. Thaus	Common Shares	—	—	—	—
Steven T. Campbell(4)	Common Shares	121,597	*	*	*
Jay M. Ellison	Common Shares	—	—	—	—
Michael S. Irizarry(5)	Common Shares	148,839	*	*	*
Other executive officers(6)(7)	Common Shares	47,399	*	*	*
All directors and executive officers as a group (19 persons)(8)	Common Shares	436,993	*	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms, none of the above shares is pledged as security, unless otherwise specified. Includes Common Shares as to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Includes 26,604 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(4)
Includes 121,597 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(5)
Includes 148,839 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(6)
Includes 43,477 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(7)
Includes Common Shares held by the executive officers who are not specifically identified in the above table: Deirdre C. Drake and Edward C. Perez.

(8)
Includes 340,517 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days by all directors and executive officers as a group.

TDS

        Several of our officers and directors also indirectly hold ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS.

Description of TDS Securities

        On August 31, 2014, TDS had outstanding and entitled to vote 100,749,924 Common Shares, par value $.01 per share ("TDS Common Shares") (excluding 23,785,063 TDS Common Shares held by TDS and 1,010,133 TDS Common Shares held by a subsidiary of TDS), and 7,185,356 Series A Common Shares, par value $.01 per share ("TDS Series A Common Shares") (collectively representing a total of 107,935,280 shares of common stock); and 8,240 Preferred Shares, par value $.01 per share ("TDS Preferred Shares").

        In matters other than the election of directors, each of the TDS Preferred Shares is entitled to one vote, each of the TDS Series A Common Shares is entitled to ten votes and each of the TDS Common Shares is entitled to a vote per share that floats. The total voting power of the TDS Series A Common Shares was 71,853,561 votes at August 31, 2014 with respect to matters other than the election of directors. The total voting power of the TDS Common Shares was 54,837,135 votes at August 31, 2014 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 126,690,696 votes at August 31, 2014 with respect to matters other than the election of directors, including 8,240 votes by holders of TDS Preferred Shares.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after August 31, 2014, restricted stock units that become vested within 60 days after August 31, 2014 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth as of August 31, 2014, or the latest practicable date, the number of TDS Common Shares and TDS Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director (and director emeritus) of U.S. Cellular, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group. As of August 31, 2014, none of the directors or executive officers of U.S. Cellular beneficially owned TDS Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Trustees of TDS Voting Trust: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	TDS Common Shares	6,122,698	6.1%	5.7%	2.6%
	TDS Series A Common Shares	6,808,533	94.8%	6.3%	53.7%
LeRoy T. Carlson(4)(7)	TDS Common Shares	597,958	*	*	*
	TDS Series A Common Shares	64,857	*	*	*
LeRoy T. Carlson, Jr.(5)(7)	TDS Common Shares	1,980,108	1.9%	1.8%	*
	TDS Series A Common Shares	20,845	*	*	*
Walter C.D. Carlson(6)	TDS Common Shares	31,856	*	*	*
	TDS Series A Common Shares	1,073	*	*	*
Kenneth R. Meyers(7)	TDS Common Shares	776,568	*	*	*
James Barr III	TDS Common Shares	11,247	*	*	*
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Gregory P. Josefowicz	TDS Common Shares	2,915	*	*	*
Peter L. Sereda(7)	TDS Common Shares	208,801	*	*	*
Douglas D. Shuma(7)	TDS Common Shares	65,332	*	*	*
Cecelia D. Stewart	—	—	—	—	—
Kurt B. Thaus(7)	TDS Common Shares	139,395	*	*	*
Steven T. Campbell	—	—	—	—	—
Jay M. Ellison	—	—	—	—	—
Michael S. Irizarry	—	—	—	—	—
Other executive officers(7)(8)	TDS Common Shares	—	—	—	—
All directors and executive officers as a group (19 persons)(7)(8)	TDS Common Shares	9,936,878	9.5%	8.9%	4.2%
	TDS Series A Common Shares	6,895,308	96.0%	6.4%	54.4%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires on June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the TDS Common Shares and TDS Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the TDS Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its TDS Series A Common Shares.

(4)
Includes 10,215 TDS Common Shares and 64,857 TDS Series A Common Shares held by Mr. Carlson's wife. Does not include 29,576 TDS Common Shares and 36,765 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 192,899 TDS Common Shares and 210,670 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 222,475 TDS Common Shares, or 0.2% of class, and 247,435 TDS Series A Common Shares, or 3.4% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 518 TDS Common Shares and 297 TDS Series A Common Shares held by Mr. Carlson's wife outside of the TDS Voting Trust. Also includes 3,768 TDS Common Shares held by Mr. Carlson's children and 78,943 Common Shares and 11,424 Series A Common Shares held in a trust, the beneficiaries of which include the descendants of Mr. Carlson.

  TDS Common Shares in TDS Voting Trust. Does not include 1,822,036 TDS Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 419,783 TDS Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 686,872 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

  TDS Series A Common Shares in TDS Voting Trust. Does not include 1,985,175 TDS Series A Common Shares (27.6% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 3,281 TDS Series A Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 748,210 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
TDS Common Shares in TDS Voting Trust. Does not include 1,919,150 TDS Common Shares (1.9% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,103,369 TDS Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 686,872 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

  TDS Series A Common Shares in TDS Voting Trust. Does not include 2,199,084 TDS Series A Common Shares (30.6% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 608,677 TDS Series A Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 748,210 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Includes the following number of TDS Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after August 31, 2014: LeRoy T. Carlson, 341,880 shares; LeRoy T. Carlson, Jr., 1,781,295 shares; Kenneth R. Meyers, 679,242 shares; Peter L. Sereda 189,166 shares; Douglas D. Shuma 49,067 shares; Kurt B. Thaus 137,027 shares; all other executive officers as a group (includes Deirdre C. Drake and Edward C. Perez), -0- shares; and all directors and executive officers as a group, 3,177,677 shares. Includes the following number of TDS Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 139,202 shares; LeRoy T. Carlson, Jr., 62,359 shares; Kenneth R. Meyers, 31,872 shares; Peter L. Sereda -0- shares; Douglas D. Shuma 5,657 shares; Kurt B. Thaus -0- shares; all other executive officers as a group (includes Deirdre C. Drake and Edward C. Perez), -0- shares; and all directors and executive officers as a group, 239,090 shares.

(8)
Includes shares held by the executive officers who are not specifically identified in the above table: Deirdre C. Drake and Edward C. Perez.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of August 31, 2014, or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of June 30, 2014 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between June 30, 2014 and August 31, 2014.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(3)	TDS Common Shares	9,606,751	9.5%	8.9%	4.1%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580(4)	TDS Common Shares	8,227,580	8.2%	7.6%	3.5%
State Street Corporation One Lincoln Street Boston, MA 02111(5)	TDS Common Shares	8,030,859	8.0%	7.4%	3.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(6)	TDS Common Shares	6,599333	6.6%	6.1%	2.8%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents voting power in matters other than the election of directors.

(3)
Based on the most recent Forms 13F filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 9,018,289 TDS Common Shares, and sole investment and voting authority with respect to an aggregate of 9,606,751 TDS Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 37) filed with the SEC, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 7,835,917 TDS Common Shares, and sole investment authority with respect to an aggregate of 8,227,580 TDS Common Shares.

(5)
Based on the most recent Form 13F filed with the SEC, State Street Corporation reports shared voting and investment authority with respect to an aggregate of 8,030,859 TDS Common Shares.

(6)
Based on the most recent Form 13F filed with the SEC, The Vanguard Group reports sole voting authority with respect to 63,232 TDS Common Shares, sole investment authority with respect to 6,599,333 TDS Common Shares, and shared investment authority with respect to 56,332 TDS Common Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the voting trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the Board of Directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $13.2 million in 2013, $10.7 million in 2012 and $9.2 million in 2011. Sidley Austin LLP provided advice to TDS with respect to the Charter Amendments and related actions. The independent directors of U.S. Cellular were advised by Winston & Strawn LLP.

        See also "Certain Relationships and Related Transactions" in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2013 and in U.S. Cellular's Notice of Annual Meeting and Proxy Statement dated April 7, 2014.

        The Audit Committee of the Board is responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        The 2015 Annual Meeting of shareholders is currently scheduled for May 19, 2015, and the proxy statement for such meeting is expected to be dated on or about April 6, 2015.

        Pursuant to SEC Rule 14a-8, proposals of shareholders intended to be included in U.S. Cellular's proxy statement and form of proxy relating to the 2015 Annual Meeting of shareholders must be received by U.S. Cellular at its principal executive offices not later than December 8, 2014 (120 calendar days before the anniversary date of the annual meeting proxy statement of April 7, 2014). However, if the date of the 2015 Annual Meeting changes for any reason by more than 30 calendar days from May 20, 2015 (the one year anniversary date of the 2014 Annual Meeting), then the deadline will be a reasonable time before U.S. Cellular begins to print and send its proxy materials. In such event, U.S. Cellular would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to U.S. Cellular's Bylaws, proposals by shareholders intended to be presented at the 2015 Annual Meeting of shareholders (other than proposals included in U.S. Cellular's proxy statement and form of proxy relating to the 2015 Annual Meeting pursuant to SEC Rule 14a-8), must be received by U.S. Cellular at its principal executive offices not earlier than December 8, 2014 and not later than January 7, 2015 (120 calendar days and 90 calendar days, respectively, before the anniversary date of the proxy statement for the 2014 Annual meeting, which was April 7, 2014) for consideration at the 2015 Annual Meeting of shareholders. However, if the 2015 Annual Meeting is changed by more than 30 calendar days before or after May 20, 2015 (the one year anniversary date of the 2014 Annual Meeting), a shareholder proposal must be received by U.S. Cellular not later than the close of business on the tenth calendar day following the date of public notice of the revised date of the 2015 Annual Meeting.

        Pursuant to SEC rules, the proxy solicited by our Board for the 2015 Annual Meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any postponement, adjournment or recess thereof, to the extent permitted by applicable law and regulation.

        The estimated cost of mailing a proxy statement, form of proxy or other communication to share holders is estimated to be approximately $7,500, including a customary fee to MacKenzie Partners, Inc., U.S. Cellular's proxy solicitation agent, for customary proxy solicitation services.

SOLICITATION OF PROXIES AND EXPENSES

        Your proxy is being solicited by our Board and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, press release, employee communication, postings on U.S. Cellular's Internet website and Intranet website, or in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record.

FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, Attention: Investor Relations, Telephone (312) 630-1900.

        In addition, as permitted by SEC rules and, unless U.S. Cellular receives contrary instructions, U.S. Cellular may deliver only one copy of an annual report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group). U.S. Cellular will promptly deliver additional copies of any of such documents to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors
JANE W. MCCAHON Vice President—Corporate Relations and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card promptly or vote on the Internet in accordance with the instructions set forth on the proxy card

EXHIBIT A

        The Restated Certificate of Incorporation will be amended and restated in the form below [deletions are shown with a strike-through] additions are underlined:

RESTATED

CERTIFICATE OF INCORPORATION

OF

UNITED STATES CELLULAR CORPORATION(1)(2)

        United States Cellular Corporation, a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify as follows:

          FIRST:    The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 22, 1983 under the name "TDS Cellular Communications Company".

          SECOND:    This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          THIRD:    This Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

        The corporation hereby restates and integrates and further amends the Restated Certificate of Incorporation, as amended, of the corporation by revising such document in its entirety as follows (provided that all of the following provisions are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions, to the extent so enforceable, shall nevertheless be binding and enforceable):

          ~~(The corporation was originally incorporated under the name TDS CELLULAR COMMUNICATIONS COMPANY. Its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 22, 1983. The certificate of incorporation was amended on May 3, 1988 and December 18, 1992.)~~

ARTICLE I

        The name of the corporation is

UNITED STATES CELLULAR CORPORATION

(1)	The changes shown are to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 13, 1987, as amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on May 3, 1988 and December 18, 1992. This Exhibit A does not include text highlighting the deleted terms of each series of preferred stock that would be eliminated by the Ancillary Amendment. To see the current terms of the preferred stock that would be eliminated, shareholders may review a copy of U.S. Cellular's Restated Certificate of Incorporation currently in effect, which is available at: http://investors.uscellular.com/files/doc_downloads/governance/Restated_Certificate_Incorporationof_USCellular.pdf.

(2)	The changes to Paragraphs A and C of Article VI (being renumbered as Article V) are being effected by the Declassification Amendment. The addition of new Article XI is being effected by the Section 203 Amendment. All other changes are being effected by the Ancillary Amendment.

 ARTICLE II

        The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided, however, that, so long as not less than 500,000 Series A Common Shares are outstanding, the corporation, without the written consent of TDS, shall not, directly or indirectly (through a Subsidiary of the corporation or any other person or otherwise) for its own account or that of another, own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction of, the ownership of interests in and/or the management of cellular telephone systems.

ARTICLE IV

        A.    The total number of shares of all classes of stock which the corporation shall have authority to issue is 195,000,000 shares, consisting of three classes as follows:

  5,000,000 shares of Preferred Stock with a par value of $1.00 per share; 50,000,000 Series A Common Shares with a par value of $1.00 per share; and 140,000,000 Common Shares with a par value of $1.00 per share.

        B.    The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to and not inconsistent with those specifically set forth in this Restated Certificate of Incorporation and as shall be stated and expressed in the resolution or resolutions adopted by the board of directors; provided, however, that if not less than 500,000 Series A Common Shares are outstanding at the time, no shares of any series of Preferred Stock shall be issued for consideration of less than $100 per share, have more than one vote per share with respect to any matter, or have separate class-voting rights with respect to elections of directors or any other matter.

        C.    In no event shall Preferred Stock of any series be split or divided in any manner, nor shall any dividends or other distributions payable in stock of the corporation of any class or series be paid or payable on Preferred Stock.

        D.    No dividends shall be declared or paid on Series A Common Shares unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on Common Shares; provided, however, that if at any time a dividend is to be paid in either Common Shares or Series A Common Shares on either Common Shares or Series A Common Shares, such dividend may only be paid as follows:

  (i)
  Common Shares may be paid to holders of Common Shares and proportionately to holders of Series A Common Shares;

  (ii)
  Series A Common Shares may be paid to holders of Common Shares and proportionately to holders of Series A Common Shares; or

  (iii)
  Common Shares may be paid to holders of Common Shares and Series A Common Shares may be paid proportionately to holders of Series A Common Shares;

and in the case of any such stock dividend the board of directors may permit both the holders of Common Shares and the holders of Series A Common Shares to elect to receive cash in lieu of stock.

        E.    Notwithstanding the provisions of Articles IV.D and IV.F, if the corporation at any time distributes the stock of a Subsidiary having two classes of common stock (the "Subsidiary Common Shares" and the "Subsidiary Series A Common Shares"), with the Subsidiary Common Shares and the Subsidiary Series A Common Shares having relative rights, preferences and limitations vis-a-vis each other that, in the judgment of the board of directors, are similar in all material respects to the relative rights, preferences and limitations of the Common Shares vis-a-vis the Series A Common Shares (except for any variations in rights, preferences and limitations that are (i) necessary to enable the Subsidiary Common Shares to be traded on an exchange ~~or through the National Association of Securities Dealers, Inc. Automated Quotation System~~; (ii) due to differences in the laws of the states of incorporation of the corporation and the Subsidiary; or (iii) equally applicable to the Subsidiary Common Shares and the Subsidiary Series A Common Shares), then Subsidiary Common Shares shall be distributed to the extent practicable to the holders of Common Shares and Subsidiary Series A Common Shares shall be distributed to the extent practicable to holders of Series A Common Shares, provided that the same number of shares on a per share basis shall be distributed with respect to Common Shares and Series A Common Shares.

        F.     The holders of Series A Common Shares shall be entitled to receive the same amount or distribution per share as the holders of Common Shares upon the liquidation, dissolution or winding up of the affairs of the corporation.

        G.    No holder of stock of the corporation shall have any preemptive right to subscribe for or acquire any unissued or treasury stock or other securities of the corporation, whether such stock or securities be hereby or hereafter authorized, except as may be specifically granted pursuant to a contract with the corporation approved by the board of directors and except that holders of Series A Common Shares shall have a preemptive right to acquire unissued or treasury Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares; provided, however, that no preemptive right shall exist to acquire any Series A Common Shares sold otherwise than for cash. The preemptive right of each holder of Series A Common Shares may be exercised in full, or in part to the extent determined by each holder, and in no event shall the exercise of such right be conditioned on subscribing for or acquiring any minimum amount or proportion of stock or other securities.

        H.    With respect to all matters, and subject to the provisions of § 213 of Title 8 of the Delaware Code, each holder of Series A Common Shares shall be entitled to ten votes for each such share held by such holder, and each holder of Common Shares shall be entitled to one vote for each such share held by such holder.

        I.      Each outstanding Series A Common Share shall be convertible into one Common Share. Series A Common Shares so converted shall not be reissued. Any such conversion shall be effected by the presentation and surrender of the certificates representing the Series A Common Shares to be converted, at the office of the corporation or at such other place as may from time to time be designated by the corporation, in such form and accompanied by all transfer taxes (or proof of payment thereof), if any, as shall be required for such transfer, and upon such surrender, the holder of such shares shall be entitled to receive in exchange therefor certificates for fully paid and nonassessable Common Shares of the corporation at the rate aforesaid, and such holder shall be registered as the holder of such Common Shares.

        J.     Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, any outstanding shares of stock of the corporation shall be subject to redemption by the corporation, by action of the board of directors, if in the judgment of the board of directors such action should be taken, pursuant to § 151(b) of Title 8 of the Delaware Code or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any of its Subsidiaries to conduct any portion of the business of the corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (1)   the redemption price of the shares to be redeemed pursuant to this section J shall be equal to the lesser of (i) the Fair Market Value of such shares or (ii) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

          (2)   the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (3)   if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors;

          (4)   at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (5)   from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (6)   such other terms and conditions as the board of directors shall determine.

        ~~K.    Effective as of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to § 103 of Title 8 of the Delaware Code, the 16,000 shares of capital stock, par value $1.00 per share, of the corporation, representing all the issued and outstanding capital stock of the corporation ("Outstanding Common Stock") shall, without any action on the part of the holders thereof, be converted on the following basis: The 15,000 shares of Outstanding Common Stock held of record by TDS shall be converted into 2,100,000 Common Shares and 15,310,182 Series A Common Shares, all of which shall be fully paid and nonassessable, and the other 1,000 shares of Outstanding Common Stock shall be converted into 1,149,118 Common Shares, all of which shall be fully paid and nonassessable. Upon the surrender of certificates representing shares of Outstanding Common Stock, the corporation or any agent of the corporation appointed for such purpose shall issue in exchange therefor one or more certificates representing the shares into which the shares of Outstanding Common Stock have been converted in accordance with the foregoing.~~

ARTICLE V

        ~~Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.~~

~~ARTICLE VI~~

        A.    The number of directors of the corporation shall be fixed by or pursuant to the bylaws of the corporation, but shall not be less than three. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of stockholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualified, or until his earlier death, resignation, removal or disqualification. Any one or more of or all of the directors may be removed without cause only by the affirmative vote of the holders of at least a majority of the voting power of shares then entitled to vote thereon.~~, and the directors shall be divided into three classes, which shall be as nearly equal in number as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire. If the number of directors fixed by or pursuant to the bylaws of the corporation is changed at any time, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the board of directors so as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.~~

        B.    With respect to the election of directors, the holders of Common Shares, voting as a class, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such election and who were previously elected by such holders) constitutes 25% of the number of directors of the corporation fixed by or pursuant to the bylaws of the corporation (rounded up to the nearest whole number). After the holders of Common Shares have voted with respect to the election of directors, the holders of (1) Preferred Stock entitled to vote thereon, and (2) Series A Common Shares, both voting together as one class, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such election and who were previously elected by such holders) constitutes 75% of the number of directors fixed by or pursuant to the bylaws of the corporation (rounded down to the nearest whole number); provided, however, that in the event the number of issued and outstanding Series A Common Shares at the time of an annual meeting is less than 12 1/2% of the total number of issued and outstanding Series A Common Shares and Common Shares, then the holders of Common Shares shall also be entitled to vote with the holders of Series A Common Shares and Preferred Stock entitled to vote thereon for the directors such holders are entitled to elect at such meeting, in which case the holders of Common Shares, Series A Common Shares, and Preferred Stock entitled to vote thereon, shall vote together without regard to class.

        C.    Vacancies and newly created directorships of the Preferred Stock and Series A Common Shares shall be filled by the holders of such classes. Vacancies and newly created directorships of the Common Shares shall be filled by the holders of such class, if a vacancy or newly created directorship is to be filled at an annual meeting of stockholders, or by a majority of the directors then in office, if the vacancy or newly created directorship is to be filled between annual meetings of stockholders. Vacancies and newly created directorships with respect to directors elected by the holders of Common Shares, Series A Common Shares, and Preferred Stock entitled to vote thereon, voting together without regard to class, shall be filled by the holders of such classes, if a vacancy or newly created directorship is to be filled at an annual meeting of stockholders, or by a majority of the directors then in office, if the vacancy or newly created directorship is to be filled between annual meetings of stockholders. ~~A director chosen by a majority of the directors then in office to fill a vacancy or a newly created directorship shall cease to hold office at the next annual meeting of stockholders held thereafter, whether the term of office of the class for which the director was chosen expires at that meeting or not. In all other cases, directors chosen to fill vacancies and newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.~~

        D.    Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

 ARTICLE VI~~ARTICLE VII~~

        In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

ARTICLE VII~~ARTICLE VIII~~

        No opportunity, transaction, agreement or other arrangement to which TDS, or any other person in which TDS has or acquires a financial interest, is or shall become a party, shall be the property or a corporate opportunity of the corporation or its Subsidiaries, unless (a) not less than 500,000 Series A Common Shares are outstanding, and (b) such opportunity, transaction, agreement or other arrangement relates solely to the construction of, the ownership of interests in and/or the management of cellular telephone systems, provided that such opportunity, transaction, agreement or other arrangement did not arise in any way as a result of the rights of TDS or such other person to construct, own interests in and/or manage cellular telephone systems in areas designated as Rural Service Areas by the Federal Communications Commission, or as a result of exchanging some or all of such rights. The existence or presence of the condition set forth in clause (b) in the immediately preceding sentence shall not be deemed to entitle the corporation conclusively to the benefit of such opportunity, transaction, agreement or other arrangement.

ARTICLE VIII~~ARTICLE IX~~

        A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of the State of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

ARTICLE IX~~ARTICLE X~~

        For purposes of this Restated Certificate of Incorporation:

        "Disqualified Holder" shall mean any holder of shares of stock of the corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the corporation by any other holders, may result, in the judgment of the board of directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the corporation or any of its Subsidiaries to conduct any portion of the business of the corporation or any of its Subsidiaries.

        "Fair Market Value" of a share of the corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 20 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Article IV.J.(4); provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the board of directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the board of directors in good faith.

        A "person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or similar organization, a government or any political subdivision thereof, or any other legal entity.

        "Redemption Date" shall mean the date fixed by the board of directors for the redemption of shares of stock of the corporation pursuant to Article IV.J.

        "Redemption Securities" shall mean any debt or equity securities (other than Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares) of the corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Article IV.J.(4), at least equal to the price required to be paid pursuant to Article IV.J.(1) (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        "Subsidiary", with respect to a specified person, shall mean any person whose accounts are included in the consolidated financial statements of the specified person and its Subsidiaries prepared in accordance with generally accepted accounting principles at the time.

        "TDS" means Telephone and Data Systems, Inc., ~~an Iowa~~a Delaware corporation, and any successor by merger, consolidation or otherwise to such corporation.

ARTICLE X~~ARTICLE XI~~

        A.    A director ~~or officer~~ of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director ~~or officer~~, except for liability (i) for any breach of the director~~'s or officer~~'s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under § 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director ~~or officer is found by a court of law to have~~ derived an improper personal benefit.

        B.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Article XI.C, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. The corporation may, by action of its board of directors, provide indemnification to other employees or agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        C.    If a claim under Article XI.B is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        D.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        E.    The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against the expense, liability or loss under the General Corporation Law of Delaware.

ARTICLE XI

        The corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware; provided, however, to the fullest extent permitted by Delaware law, this Article XI shall not be effective until the later of May 17, 2016 (which is the anticipated date of the corporation's annual meeting of shareholders in 2016) or twelve (12) months after adoption of this Article XI by the stockholders of the corporation, and shall not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such effectiveness.

ARTICLE XII

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

*     *     *

        ~~This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of § 242 and § 245 of Title 8 of the Delaware Code.~~

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by ~~a vice president~~the undersigned officer of the corporation, ~~and attested by its secretary,~~ as of the ~~12th~~              day of ~~October, 1987.~~                          , 201 ..

~~/s/ Edward W. Towers~~
~~Edward W. Towers~~Name: ~~Vice President~~Title:
~~ATTEST:~~
~~/S/ STEPHEN P. FITZELL Stephen P. Fitzell Secretary~~

EXHIBIT B

Section 203 of the Delaware General Corporation Law

§ 203 Business combinations with interested stockholders.

        (a)   Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

          (1)   Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

          (2)   Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3)   At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        (b)   The restrictions contained in this section shall not apply if:

          (1)   The corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

          (2)   The corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of February 2, 1988, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors;

          (3)   The corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section; provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the 2 categories set out in paragraph (b)(4) of this section, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

          (4)   The corporation does not have a class of voting stock that is: (i) Listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

          (5)   A stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

          (6)   The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes 1 of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph (b)(7) of this section; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to § 251(f) of this title, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days' notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph; or

          (7)   The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any of paragraphs (b)(1) through (4) of this section, provided, however, that this paragraph (b)(7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection (b).

Notwithstanding paragraphs (b)(1), (2), (3) and (4) of this section, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

        (c)   As used in this section only, the term:

          (1)   "Affiliate" means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2)   "Associate," when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3)   "Business combination," when used in reference to any corporation and any interested stockholder of such corporation, means:

              (i)  Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

              (ii)  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

             (iii)  Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under § 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

             (iv)  Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

             (v)  Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of this section) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

          (4)   "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

          (5)   "Interested stockholder" means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (9) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6)   "Person" means any individual, corporation, partnership, unincorporated association or other entity.

          (7)   "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (8)   "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

          (9)   "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

              (i)  Beneficially owns such stock, directly or indirectly; or

              (ii)  Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

             (iii)  Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

        (d)   No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section, a greater vote of stockholders than that specified in this section.

        (e)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section.

66 Del. Laws, c. 204, § 1; 70 Del. Laws, c. 79, §§ 8-10; 73 Del. Laws, c. 298, §§ 4-6; 76 Del. Laws, c. 145, § 2.;

U.S. Cellular

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE ______________ SACKPACK ___________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on November 10, 2014.

[QR CODE]

Vote by Internet

- Go to www.investorvote.com/USM
- Or scan the QR code with your smartphone.
- Follow the steps outlined on the secured website.

Special Meeting Proxy Card – Common

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Declassification Amendment	☐	☐	☐
2. Section 203 Amendment	☐	☐	☐
3. Ancillary Amendment	☐	☐	☐

4. In accordance with their discretion, to vote upon all other matters that may properly come before the Special Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 1 3 9 7 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

ACTIVE 203810367v.3

This proxy statement is available at investors.uscellular.com/proxyvote.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – United States Cellular Corporation

Proxy for COMMON SHARES Solicited on Behalf of the Board of Directors for the Special Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION To Be Held November 10, 2014

The undersigned hereby appoints LeRoy T. Carlson, Jr. and Walter C.D. Carlson, or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Special Meeting of the Shareholders of United States Cellular Corporation, to be held on Monday, November 10, 2014, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Special Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote "FOR" Proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Whether or not you are able to attend the Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Trust Company, N.A.

If "401K" is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of United States Cellular Corporation stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before November 5, 2014 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on November 6, 2014. Your voting instructions will be kept confidential. *If you properly sign and return your ballot*, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. *If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator*, shares underlying units allocated to your account for the 401(k) Plan will be voted proportionately in the same manner as shares that are voted by Plan participants.

(Continued and to be signed on Reverse Side)

ACTIVE 203810367v.3